Exhibit 27(o)

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

UNIVERSITY OF TEXAS SYSTEM RETIREMENT PROGRAMS

FLEXIBLE PREMIUM, GROUP DEFERRED COMBINATION VARIABLE
AND FIXED ANNUITY CONTRACTS

(THE “CONTRACT” OR “CONTRACTS”)

issued to

Contracts

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2026

____________________________________________________________________________

This summary Prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the Prospectus for the Contract (the “full Contract prospectus”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the Contract online at https://vpx.broadridge.com/getcontract1.asp?doctype=pros&dtype=isp&cid=voyavpx&fid=NRVA04097. You can also obtain this information at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

The Contract is a complex investment and involves risks, including potential loss of principal. The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. Withdrawals could result in surrender charges, taxes, and tax penalties.

Our obligations under the Contract are subject to our financial strength and claims-paying ability.

____________________________________________________________________________

An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties

In some states, this cancellation period may be longer. Upon cancellation, you will receive a full refund of the amount you paid with your application, plus any earnings or less any losses attributable to amounts invested in the Variable Investment Options. You should review this summary Prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

___________________________________________________________________________

The U.S. Securities and Exchange Commission (the “SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary Prospectus. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS	3
OVERVIEW OF THE CONTRACT	5
Purpose	5
Phases of Contract	5
The Variable Investment Options	6
The Fixed Interest Options	6
Contract Features	6
Benefits Available Under the Contract	7
IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT	9
See “THE INVESTMENT OPTIONS – The Variable Investment Options” and “APPENDIX B: FIXED PLUS ACCOUNT II” in the full Contract Prospectus and “APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.	10
BUYING THE CONTRACT	13
Purchasing the Contract	13
Participating in the Contract	13
Acceptance or Rejection	13
Methods of Purchase Payment	14
Allocation of Purchase Payments	14
Tax Code Restrictions	14
When Initial Purchase Payments Are Credited	14
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT	15
Withdrawals	15
Systematic Distribution Options	16
Loans	17
ADDITIONAL INFORMATION ABOUT FEES	18
Transaction Expenses	18
Annual Contract Expenses	18
Annual Fund Expenses	19
Examples	19
APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT	20
HOW TO GET MORE INFORMATION	37
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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary Prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary Prospectus.

Account Value: The value of: (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account C, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase: The period of time between the date the Contract became effective and the date you begin receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit: A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value: The value of an Accumulation Unit for a Subaccount of Variable Annuity Account C. Each Subaccount of Variable Annuity Account C has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts: The flexible premium, group, deferred combination variable and fixed annuity Contracts offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder: The person to whom we issue the Contract. Generally, the Plan Sponsor or a trust.

Customer Service: The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options: The Fixed Plus Account II is a Fixed Interest Option that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Fixed Interest Option is held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s): The underlying mutual Funds in which the Subaccounts invest.

General Account: The account that contains all of our assets other than those held in Variable Annuity Account C or one of our other separate accounts.

Good Order: Generally, a request is considered to be in “Good Order” when it is signed, dated, and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase: The period during which you receive payments from your Contract.

Investor (also “you” or “participant”): The individual who participates in the Contract through a retirement plan.

Loan Interest Rate Spread: The difference between the rate charged and the rate credited on loans under your Contract.

Plan Sponsor: The sponsor of your retirement plan. Generally, your employer.

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Purchase Payment: Collectively, the initial purchase payment and any additional purchase payment.

Subaccount: Division(s) of Variable Annuity Account C that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code: The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our: Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary Prospectus.

Variable Annuity Account C, the Separate Account: Voya Variable Annuity Account C, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account C is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options: The Subaccounts of Variable Annuity Account C. Each one invests in a specific mutual Fund.

Vested: The amount of money in a participant’s individual account attributable to participant contributions. In an employer-sponsored retirement plan (i.e., a 403(b) plan), the Vested amount may include employer matching contributions.

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OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary Prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary Prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan.

Certain features and benefits may vary depending on the state in which your Contract is issued, and any such material state variations are disclosed in the discussion of the features and benefits in the Prospectus. Variations in contract benefits or features described in this Prospectus may be imposed without our knowledge by some financial institutions or broker-dealers through which the Contract was sold. For example, your financial professional may not recommend a particular Portfolio or contract benefit to you or your plan. Because of the breadth of our distribution network, our agreements with our distribution partners and the fact that the Contract is an older legacy annuity product that has not been offered for sale for a significant period of time, we cannot obtain pertinent information regarding such variations without unreasonable effort and expense. If you have any questions about any limitations, restrictions, or other variations related to the Portfolios, contract benefits or other contract features available to you, please reach out to your financial institution or broker-dealer.

Purpose

The contract described in this summary Prospectus is a flexible premium, group, deferred combination variable and fixed annuity contracts. It is intended to be used as a funding vehicle for certain types of retirement plans and to qualify for beneficial tax treatment and/or to provide current income reduction under Tax Code Sections 403(b), 415(m), and 457(b) plans.

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases: An Accumulation Phase and an Income Phase. Accumulation Phase: During the Accumulation Phase, you direct us to invest your Purchase Payments or Account Value among the follow investment options:

•	Variable Investment Options; and/or
•	Fixed Interest Options.

Income Phase: During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. However, during the Income Phase you will be unable to make withdrawals, and any death benefits and living benefits will terminate. The Contract offers several Income Phase payment options. In general, you may:

•	Receive Income Phase payments over a lifetime or for a specified period;
•	Receive Income Phase payments monthly, quarterly, semi-annually or annually;
•	Select an Income Phase option that provides a death benefit to Beneficiaries; or
•	Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

Withdrawals will not be allowed during the Income Phase. See “THE INCOME PHASE” in the full Contract prospectus.

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The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying fund is set forth in an appendix to this summary Prospectus. See “APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The Fixed Plus Account II is an investment option that may be available through the Contract, see APPENDIX B in the full Contract prospectus.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). If made available under your Contract, you can elect the Return of Purchase Payment Death Benefit or the Adjusted Purchase Payment Guaranteed Death Benefit. The availability of a death benefit during the Income Phase depends upon the Income Phase (i.e., annuity) payment option selected. See “DEATH BENEFIT – Death Benefit During the Income Phase” in the full prospectus for the Contract

For most Contracts, the death benefit will be based on your Account Value. If a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. We describe the market value adjustment in APPENDIX B in the full Contract prospectus.

The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in the Fixed Interest Option, calculated from date of death at a rate specified by state law.

Loans. If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, you may initiate a loan during the Accumulation Phase from your Account Value allocated to certain Subaccounts and Fixed Interest Options. There are charges associated with loans. Loans are subject to requirements under the Tax Code and related loan regulations, as well as ERISA (if applicable). Further restrictions may apply due to our administrative practices, or those administrative practices of a third-party administrator selected by your Plan Sponsor. See “Loans” in the full prospectus for the Contract.

Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full Contract prospectus.

Systematic Distribution Options. These allow you to receive regular payments from your account, while retaining the account in the Accumulation Phase. See “SYSTEMATIC DISTRIBUTION OPTIONS” in the full prospectus for the Contract.

Withdrawals. During the Accumulation Phase, you may, under some plans, withdraw all or part of your Account Value. Amounts withdrawn may be subject to an early withdrawal charge, other deductions, tax withholding and and tax penalties, as well as significant reductions to your Account Value and the Death Benefit, perhaps by more than the amount withdrawn. See “WITHDRAWALS” in the full prospectus for the Contract.

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Benefits Available Under the Contract

The following table summarizes information about the benefits available under the Contract:

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Death Benefit	The Contract provides a death benefit in the event of your death, during the Accumulation Phase, which is payable to the Beneficiary named under the Contract.	Standard*	No additional fee for this death benefit.	This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit is the greater of:

•   Your Account Value on the claim date; or

•   The sum of payments (minus any applicable premium tax) made to your Contract minus withdrawals made from your Contract (including any outstanding loan amount), as of the claim date.

		Standard	No additional fee for this death benefit.	The Contract provide a guaranteed minimum death benefit if the Contract Beneficiary elects a lump-sum distribution or an Income Phase Payment option within six months of your death. This benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.

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Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Restrictions/Limitations
Asset Rebalancing Program	Allows you to reallocate your Account Value in the investments and percentages you identify.	Standard	No additional fee for this benefit.	Account Values invested in certain investment options may not be available for rebalancing under this program. Subaccount reallocations or changes outside of the asset rebalancing program may affect the program. Changes such as Fund mergers, substitutions or closures may also affect the program. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.	Standard	No additional fee for this benefit.	If not required under the plan, VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.
Loans	Allows you to borrow against your Account Value.	Standard	Loan Interest Rate Spread (per annum): 3.00%; or Loan Initiation Fee: $125 per loan; and Annual Loan Administration Fee: $50 per loan.	Amounts borrowed under a Contract do not participate in the investment performance of the Subaccounts and the interest guarantees of the Fixed Interest Options and you may lose the benefit of tax-deferred growth on earnings. Loans, therefore, can affect the Account Value and death benefit whether or not the loan is repaid. The benefit may not be available under your Contract. Participants should refer to their plan documents for available benefits.

*	One of these death benefits is available under a plan. Participants should refer to their plan documents for available benefits.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Are There Charges or Adjustments for Early Withdrawals	We do not impose a charge for early withdrawals from the Contracts.
Are There Transaction Charges?

Yes. The Investor may also be charged for other transactions. If you take a loan from your Account Value, you may be subject to a Loan Initiation Fee not to exceed $75 per loan, and an ongoing fee of $25 per year.

•  Certain Funds may impose redemption fees as a result of withdrawals, transfers, or other Fund transactions you may initiate.

See “FEE TABLES – Transaction Expenses” and “CHARGES AND FEES” in the full Contract prospectus.

Are There Ongoing Fees and Expenses?	The table below describes the fees and expenses that you may pay each year, depending on the Variable Investment Options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. A Loan Interest Rate Spread (which is the difference between the rate charged and the rate credited on loans under your contract) or an Annual Loan administration fee is charged until the loan is repaid.
	Annual Fee	Minimum	Maximum
	Base Contract Expenses	0.00%[1,2]	0.45%,1,2
	Portfolio Company fees and expenses	0.46%[3]	1.46%[3]

[1]	As a percentage of average Account Value.
[2]	The Base Contract Expenses include mortality and expense risk charge (0.45% annually of your Account Value invested in the Subaccounts during the Income Phase), included in the Base Contract Expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. We currently do not charge an annual maintenance fee but may deduct it during the Accumulation Phase. See “CHARGES AND FEES – Periodic Fees and Charges – Mortality and Expense Risk Charge” in the full Contract prospectus.
[3]	As a percentage of Account Value allocated to the Subaccount investing in the Portfolio Company. These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2025, and will vary from year to year.

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FEES AND EXPENSES (continued from previous page)
Are There Ongoing Fees and Expenses?

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

Lowest Annual Cost Estimate: $439	Highest Annual Cost Estimate: $1,703

Assumes:

•   Investment of $100,000;

•   5% annual appreciation;

•   Fees and expenses of least expensive Fund;

•   No optional benefits;

•   No loans;

•   No sales charges; and

•   No additional Purchase Payments, transfers or withdrawals.

Assumes:

•   Investment of $100,000;

•   5% annual appreciation;

•   No loans;

•   Fees and expenses of most expensive Fund;

•   No sales charges; and

•   No additional Purchase Payments, transfers or withdrawals.

See the “ADDITIONAL INFORMATION ABOUT FEES – Periodic Fees and Expenses” sections of this summary Prospectus and “CHARGES AND FEES – Periodic Fees and Charges” in the full Contract prospectus.
RISKS
Is There a Risk of Loss from Poor Performance?

Yes. An Investor can lose money by investing in the Contract. Contact Customer Service at 1-800-584-6001 for questions regarding the Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract prospectus.

Is This a Short-Term Investment?

No. This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. Early withdrawals may be restricted by the Tax Code or your plan and may expose you to early withdrawal charges or tax penalties. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

If you participate in the Texas Optional Retirement Program, you may not receive any distribution before retirement, except upon reaching age 70½ or terminating employment with Texas public institutions of higher learning.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract prospectus.

What Are the Risks Associated with the Investment Options?

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract. Each investment option will have its own unique risks, and you should review these investment options before making an investment decision.

See “THE INVESTMENT OPTIONS – The Variable Investment Options” and “APPENDIX B: FIXED PLUS ACCOUNT II” in the full Contract prospectus and “APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT” to this summary Prospectus.

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RISKS (continued from previous page)
What Are the Risks Related to the Insurance Company?

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Option, guarantees or benefits are subject to the financial strength and claims paying ability of VRIAC. More information about VRIAC, including its financial strength and claims paying ability, is available upon request, by contacting Customer Service.

See “THE CONTRACT – The General Account” in the full Contract prospectus.

RESTRICTIONS
Are There Limits on the Investments Options?

Yes.

•    Your plan may limit the number of options you may select at any one time. Please refer to your plan documents for more information;

•    Some Subaccounts and Fixed Interest Options may not be available through your plan. Please refer to your plan documents for a list of Subaccounts and Fixed Interest Options available to you;

•    Not all Fixed Interest Options may be available for current or future investment;

•    There are certain restrictions on transfers from the Fixed Interest Options;

•    The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•    The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS – Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT – Limits on Frequent or Disruptive Transfers” in the full Contract prospectus.

Are There any Restrictions on Contract Benefits?

Yes.

•    We may discontinue or restrict the availability of an optional benefit;

•    Benefits available to youmay vary based on your plan. Please refer to your plan documents for benefits available to you; andWithdrawals may reduce the amount of a death benefit based on premium by more than the amount withdrawn.

See the “Benefits Available Under the Contract – Other Optional Benefits” and “MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary Prospectus.

TAXES
What are the Contract’s Tax Implications?

•    You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•    There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•    Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full Contract prospectus.

CONFLICTS OF INTEREST
How are Investment Professionals Compensated?

•    We pay compensation to broker/dealers whose registered representatives sell the Contract.

•    Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•    Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS – Contract Distribution” in the full Contract prospectus.

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Should I Exchange My Contract?

Some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should exchange your contract only if you determine, after comparing the features, fees, and risks of both Contracts, and any fees or penalties to terminate the existing contract, that it is preferable for you to purchase the new contract rather than continue to own the existing contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full Contract prospectus.

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BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•	The Contract Holder submits the required forms and application to the Company; and
•	We approve the forms and issue a Contract to the Contract Holder.

Participating in the Contract

To participate in the Contract:

•	We provide you with enrollment materials for completion and return to us, which may be completed electronically where available (occasionally enrollment is conducted by someone unaffiliated with us who is assisting the Contract Holder); and
•	If your enrollment materials are complete and in Good Order, we establish one or more accounts for you. Under certain plans we establish an employee account for contributions from your salary and an employer account for employer contributions.

Acceptance or Rejection

We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payments for five business days, unless you consent to our holding them longer. Under limited circumstances, we may also agree, for a particular plan, to hold Purchase Payments for longer periods with the permission of the Contract Holder. If we agree to do this, the Purchase Payments remain in a non-interest bearing bank account until processed (or for a maximum of 105 days). If we reject the application or enrollment forms, we will return the forms and any Purchase Payments.

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Methods of Purchase Payment

The Contract may allow one or more of the following Purchase Payment methods:

•	Lump-sum payments: A one-time payment to your account in the form of a transfer from a previous plan; and/or
•	Installment payments: More than one payment made over time to your account.

The plan and the Contract may have certain rules or restrictions that apply to the use of these two methods. For example, we may require that installment payments meet certain minimums. Under some Contracts, we will place the different types of payments in distinct accounts, including Roth 403(b) and Roth 457(b) accounts. See “FEDERAL TAX CONSIDERATIONS – Taxation of Qualified Contracts – Contributions” in the full Contract prospectus.

Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “THE Investment Options” in the full Contract prospectus.

Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL Tax Considerations” in the full Contract prospectus.

When Initial Purchase Payments Are Credited

The Contract Holder or you, if the Contract Holder permits, directs us to allocate initial Purchase Payments to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, changes to allocations for future Purchase Payments or transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “THE Investment Options” in the full Contract prospectus.

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MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Interest Option and other restrictions (see “Withdrawal Restrictions” in this section), the Contract Holder, or you if permitted by the plan, may withdraw all or a portion of your Account Value at any time during the Accumulation Phase.

Steps for Making a Withdrawal

The Contract Holder, or you if permitted by the plan, must:

•	Select the Withdrawal Amount:
•	Full Withdrawal: You will receive, reduced by any required tax (and redemption fees, if applicable), your Account Value allocated to the Subaccounts plus the amount available for withdrawal from the Fixed Plus Account II; or
•	Partial Withdrawal: You may request a withdrawal of either a gross amount, in which case the required taxes (and redemption fees, if applicable) will be deducted from the gross amount requested or a specific amount after deduction of the applicable taxes (ad redemption fees, if applicable).
•	The amounts available from the Fixed Interest Option may be limited. For a description of limitations on withdrawals from the Fixed Plus Account II, please see APPENDIX B; and
•	Properly complete a disbursement form and submit it to Customer Service.

For amounts you withdraw from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts you withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal and will reduce your Account Value accordingly. A reduction to your Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit (if your death benefit amount is based on your Account Value). For a description of limitations on withdrawals from the Fixed Plus Account II, please see APPENDIX B in the full Contract prospectus.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•	As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or
•	On such later date as specified on the disbursement form.
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Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order. No interest will accrue on amounts represented by uncashed withdrawal checks.

Withdrawal Restrictions

Many plans may have limits on withdrawals that may be made from the plan. Some examples of these limits are listed below:

•	Section 403(b)(11) of the Tax Code generally prohibits withdrawals under 403(b) Contracts prior to your death, disability, attainment of age 59½, severance from employment, or financial hardship of the following:
•	Salary reduction contributions made after December 31, 1988; and
•	Earnings on those contributions and earnings on amounts held before 1989 and credited after December 31, 1988. Income attributable to salary reduction contributions and credited on or after January 1, 1989, may not be distributed in the case of hardship;
•	403(b) regulations impose restrictions on the distribution of 403(b) employer contributions under certain Contracts. See “FEDERAL Tax Considerations – Distributions – Eligibility – 403(b) and Roth 403(b) Plans” in the full Contract prospectus;
•	The Contract generally requires that the Plan Sponsor or its delegate certify that you are eligible for the distribution;
•	Participants in the Texas Optional Retirement Program – You may not receive any distribution before retirement, except upon reaching age 70½ or terminating employment with Texas public institutions of higher learning. Conditions under which you may exercise the right to withdraw and the right to advance the date on which an Income Phase payment option is to begin are limited. These restrictions are imposed by reason of the Texas Attorney General’s interpretation of Texas law. We are relying on 17 CFR §270.6c-7 for exemption from certain provisions of Sections 22(e) and 27 for those separate accounts that offer variable annuity Contracts to participants in the Texas Optional Retirement Program and 17 CFR Sections 270.6c-7.

The Tax Code and/or your plan may impose other limitations on withdrawals. See “FEDERAL Tax Considerations – Distributions – Eligibility” in the full Contract prospectus.

Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•	Systematic Withdrawal Option (“SWO”) – SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account. (This option may not be available if you have an outstanding loan);
•	Estate Conservation Option (“ECO”)/Recurring RMD Payment (“RRP”) – This option also allows you to maintain the account in the Accumulation Phase and provides periodic payments designed to meet the Tax Code’s required minimum distributions. Under this option, the Company calculates the minimum distribution
ISP.134760-26	16

amount required by law (generally at age 73 (or such other age as prescribed by Tax Code Section 401(a)(9)) or retirement, if later) and pays you that amount once a year; and

•	Life Expectancy Option (“LEO”) – This option provides for annual payments for a number of years equal to your life expectancy or the expectancy of you and a designated beneficiary. It is designed to meet the substantially equal periodic payment exception to the 10% premature distributions penalty under Tax Code Section 72.

Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

If not required under the plan, the Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Electing a Systematic Distribution Option

The Contract Holder, or you if permitted by the plan, may elect a systematic distribution option. The Plan Sponsor or its delegate generally must provide the Company with certification that you are eligible for a distribution and that the distribution is in accordance with the terms of the plan.

Terminating a Systematic Distribution Option

Once you elect a systematic distribution option, you may revoke it at any time by submitting a written request to Customer Service. Once revoked, an option may not be elected again until the next calendar year, nor may any other systematic distribution option be elected, unless the Tax Code permits it.

Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full Contract prospectus.

Loans

Availability

If allowed by the Contract and the plan and subject to the terms and conditions imposed by the plan and the plan’s loan agreement, participants may initiate a loan during the Accumulation Phase from their individual Account Value allocated to certain Subaccounts and Fixed Interest Options. The amount available for a loan is limited to the Vested individual Account Value attributable to participant contributions subject to any plan vesting limits as determined by the Contract Holder, plus any additional amounts allowed by the plan as determined by the Contract Holder. Amounts available from some Investment Options may be subject to limitations specified in the loan agreement. See “LOANS” in the full Contract prospectus for additional information.

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ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. These fees and expenses do not reflect any advisory fee paid to an independent investment advisor retained by a participant, and if such charges were reflected, these fees and expenses would be higher. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you may pay at the time you buy the Contract, surrender, or make withdrawals from the Contract or take a loan from the Contract. State premium taxes may also be deducted.

Transaction Expenses

Maximum Loan Fees
Loan Initiation Fee[1]	$75.00

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

Annual Contract Expenses

Applicable to the Contract
Base Contract Expenses[2,3] (as a percentage of average Account Value)	0.45%
Loan Interest Rate Spread (per annum)[4]	3.00%
Annual Loan Administration Fee[5]	$25.00

[1]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to a loan initiation fee. If assessed, the loan initiation fee will apply to each outstanding loan taken and will be deducted from the Account Value. We reserve the right to change the fee charged for loan initiation, but not to exceed $125. See the “Loans ‒ Things to Consider Before Initiating a Loan” section of the full Contract prospectus.
[2]	These expenses may be reduced in certain circumstances. See “CHARGES AND FEES ‒ Periodic Fees and Charges” in the full prospectus for the Contract.

[3]	The mortality and expense risk charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit, including any guaranteed death benefits. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. See “CHARGES AND FEES” in the full prospectus for the Contract.

[4]	This is the difference between the rate charged and the rate credited on loans under your Contract. We reserve the right to assess a Loan Interest Rate Spread between 0.0% and 3.0% per annum. If applied, the Loan Interest Rate Spread is generally 2.5% per annum. See “LOANS ‒ Things to Consider Before Initiating a Loan” in the full prospectus for the Contract.
[5]	Certain Contracts that have a 0.0% Loan Interest Rate Spread may be subject to an annual loan administration fee. If assessed, the annual loan maintenance fee will apply to each outstanding Plan Loan and be deducted from the vested individual account value. We reserve the right to change the annual fee charged for loan administration, but the fee shall not exceed $50. See “LOANS ‒ Things to Consider Before Initiating a Loan” in the full prospectus for the Contract.

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The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary Prospectus. See “APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

Total Annual Fund Operating Expense	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	0.46%	1.46%
Range of total annual Fund operating expenses after any waivers or expense[1]	0.46%	1.10%

Examples

These examples are intended to help you compare the cost of investing in the Variable Investment Options with the cost of investing in other annuity contracts that offer Variable Investment Options. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses.

The Example assumes all Contract value is allocated to the Variable Investment Options.

The following example assumes that you invest $100,000 in the Variable Investment Options for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	$1,940	$6,000	$10,316	$22,327
Example B: If you do not withdraw your entire Account Value or if you select an income Phase payment option at the end of the applicable time period:*	1 Year	3 Years	5 Years	10 Years
	$1,940	$6,000	$10,316	$22,327

*	This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase and may be subject to an early withdrawal charge. (Refer to Example A.)
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2026, and can only be terminated early with approval by the Fund company’s board of directors.

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APPENDIX: INVESTMENT OPTIONS AVAILABLE UNDER THE CONTRACT

The Variable Options and Fixed Interest Options available to you may vary based on employer. You should refer to your plan documents for a list of available Investment Options.

Variable Options

The following is a list of Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at https://vpx.broadridge.com/getcontract1.asp?doctype=isp&dtype=isp&cid=voyavpx&fid=NRVA04097. You can also request this information at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com. The Funds available to you may vary based on employer and state approval and participants should refer to their plan documents for a list of available Funds.

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks to provide long-term growth of capital.	American Funds® – EUPAC Fund® (Class R4)*,[1] Investment Adviser: Capital Research and Management CompanySM	0.82%	28.71%	4.22%	8.08%
Seeks to provide long-term growth of capital. Future income is a secondary objective.	American Funds® – New Perspective Fund® (Class R4)[1] Investment Adviser: Capital Research and Management CompanySM	0.75%	21.20%	8.99%	12.65%
Seeks to provide growth of capital.	American Funds® – The Growth Fund of America® (Class R4)**,[1] Investment Adviser: Capital Research and Management CompanySM	0.63%	19.88%	11.76%	15.11%

*	Effective June 2, 2025, the American Funds® EuroPacific Growth Fund® (Class R4) changed its name to the American Funds® EUPAC Fund® (Class R4).
**	This Fund is no longer available to new investments.
[1]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.

ISP.134760-26	20

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks to produce income and to provide an opportunity for growth of principal consistent with sound common stock investing.	American Funds® Washington Mutual Investors Fund® (Class R4) Investment Adviser: Capital Research and Management CompanySM	0.75%*	16.90%	13.60%	12.08%
Seeks maximum long–term capital growth.	Artisan International Fund (Investor Shares) Investment Adviser: Artisan Partners Limited Partnership	1.19%	36.03%	8.56%	8.26%
Seeks long-term capital appreciation.	Columbia Variable Portfolio – Acorn Fund** Investment Adviser: Columbia Wanger Asset Management, LLC	0.91%*	4.47%	1.02%	8.66%
Seeks long-term capital appreciation.	Columbia Variable Portfolio – Acorn International Fund*** Investment Adviser: Columbia Wanger Asset Management, LLC	1.08%	12.76%	-1.00%	4.31%
Seeks long-term capital appreciation.	Fidelity® VIP ContrafundSM Portfolio (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.54%	21.52%	15.37%	15.78%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	Effective at the opening of business on June 2, 2025, the Wanger Acorn Fund changed its name to the Columbia Variable Portfolio – Acorn Fund.
***	Effective at the opening of business on June 2, 2025, the Wanger International Fund changed its name to the Columbia Variable Portfolio – Acorn International Fund.

ISP.134760-26	21

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks reasonable income. Also considers the potential for capital appreciation. Seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.	Fidelity® VIP Equity-Income PortfolioSM (Initial Class)[1] Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.46%	19.02%	12.51%	11.60%
Seeks to achieve capital appreciation.	Fidelity® VIP Growth Portfolio (Initial Class) Investment Adviser: Fidelity Management & Research Company LLC (“FMR”) Subadvisers: FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited	0.55%	14.92%	13.70%	17.45%
Seeks long-term total return. Under normal market conditions, the Fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Small Cap Value VIP Fund (Class 2)[1] Investment Adviser: Franklin Mutual Advisers, LLC	0.91%*	7.65%	8.86%	9.81%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
[1]	The Funds are closed to investment by new Investors. Existing retirement plans and individual Investors who have investment in the Subaccount that corresponds to these funds may leave their investment in that Subaccount and may continue to make additional purchases and exchanges.
ISP.134760-26	22

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks income and conservation of principal and secondarily long-term growth of capital.	Impax Sustainable Allocation Fund (Investor Class)**,1 Investment Adviser: Impax Asset Management LLC	0.93%	10.86%	5.38%	7.68%
Seeks capital appreciation.	Invesco Developing Markets Fund (Class Y)[1,2] Investment Adviser: Invesco Advisers, Inc.	1.05%	28.63%	-0.28%	6.26%
Seeks to deliver long– term growth of capital by investing primarily in stocks of mid– sized U.S. companies.	Lord Abbett Series Fund Mid Cap Stock Portfolio (Class VC) Investment Adviser: Lord, Abbett & Co. LLC	1.15%	7.05%	10.16%	7.98%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management. The portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets.	PIMCO VIT Real Return Portfolio (Admin Class) Investment Adviser: Pacific Investment Management Company LLC	1.39%	7.85%	1.21%	3.21%
Seeks current income with capital appreciation and growth of income.	Templeton Global Bond Fund (Advisor Class)[2] Investment Adviser: Franklin Advisers, Inc.	0.77%*	17.14%	-1.00%	0.20%
Seeks current income with capital appreciation and growth of income.	Templeton Global Bond Fund (Class A) Investment Adviser: Franklin Advisers, Inc.	1.02%*	12.40%	-2.02%	-0.45%
Seeks to maximize total return through a combination of current income and capital appreciation.	Voya Global Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.69%*	8.80%	-2.30%	1.82%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
[1]	This Fund is available to the general public in addition to being available through variable annuity contracts. See “FEDERAL TAX CONSIDERATIONS – Special Considerations for Section 403(b) Plans” for a discussion of investment in one of the public Funds under 403(b) or Roth 403(b) annuity contracts.
[2]	The Invesco Developing Markets Fund is only available to plans offering the Fund prior to April 12, 2013.
ISP.134760-26	23

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks to maximize total returns and maintain lower volatility relative to the overall market.	Voya Global High Dividend Low Volatility Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%*	19.00%	10.52%	9.05%
Seeks capital appreciation.	Voya Global Insights Portfolio (Class I)**,*** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.81%*	24.31%	7.21%	10.97%
Seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments while maintaining a stable share price of $1.00.	Voya Government Money Market Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.40%*	4.02%	3.02%	1.96%
Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Growth and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.67%*	18.21%	15.46%	14.62%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
***	Effective on or about July 17, 2026, the Voya Global Insights Portfolio will change its name to the Voya Global Insights Fund.
[1]	There is no guarantee that the Voya Government Money Market Portfolio Subaccount will have a positive or level return.
ISP.134760-26	24

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.	Voya Growth and Income Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.92%*	18.21%	15.46%	14.62%
Seeks to provide Investors with a high level of current income and total return.	Voya High Yield Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.50%	8.80%	3.92%	5.82%
Seeks to outperform the total return performance of the S&P 500® Index while maintaining a market level of risk.	Voya Index Plus LargeCap Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.55%*	15.20%	13.73%	13.90%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
ISP.134760-26	25

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks to outperform the total return performance of the S&P MidCap 400® Index while maintaining a market level of risk.	Voya Index Plus MidCap Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%*	8.16%	9.90%	9.75%
Seeks to outperform the total return performance of the S&P SmallCap 600® Index while maintaining a market level of risk.	Voya Index Plus SmallCap Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.60%*	8.27%	8.97%	9.23%
Seeks to maximize total return consistent with reasonable risk.	Voya Intermediate Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.55%*	7.71%	0.15%	2.66%
Seeks maximum total return.	Voya International High Dividend Low Volatility Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.76%	37.60%	11.59%	7.83%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index.	Voya International Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.45%*	30.89%	8.50%	7.91%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
[1]	This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds with Managed Volatility Strategies” for more information.

ISP.134760-26	26

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks long– term growth of capital and current income.	Voya Large Cap Value Fund (Class A)**, **** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.10%*	12.66%	12.56%	10.85%
Seeks long– term growth of capital and current income.	Voya Large Cap Value Fund (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.76%*	13.05%	12.94%	11.22%
A non-diversified Portfolio that seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class I)*** Investment Adviser: Voya Investments, LLC Subadvisers: Voya Investment Management Co. LLC and T. Rowe Price Associates Inc.+	0.67%*	15.33%	12.23%	15.19%
A non-diversified Portfolio that seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class S)***,**** Investment Adviser: Voya Investments, LLC Subadvisers: Voya Investment Management Co. LLC and T. Rowe Price Associates Inc. +	0.92%*	15.09%	11.96%	14.90%
Seeks long– term capital appreciation.	Voya MidCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.83%*	3.90%	4.55%	10.97%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	Effective February 6, 2026, the Voya Large Cap Value Portfolio merged into the Voya Large Cap Value Fund.
***	Effective November 21, 2025, the VY® T. Rowe Price Growth Equity Portfolio merged into the Voya Large Cap Growth Portfolio.
****	This Fund is no longer available to new investments.
+	Effective October 27, 2025, T. Rowe Price Associates Inc. has been added as a subadviser.

ISP.134760-26	27

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Growth Index.	Voya RussellTM Large Cap Growth Index Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.68%*	17.82%	15.95%	18.35%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Index.	Voya Russell™ Large Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%*	18.75%	14.72%	15.36%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Value Index.	Voya RussellTM Large Cap Value Index Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.68%*	17.69%	11.42%	10.25%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Growth Index.	Voya RussellTM Mid Cap Growth Index Portfolio (Class S)*** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.65%*	8.08%	5.98%	11.77%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
***	Effective on or about July 10, 2026, the Voya RussellTM Mid Cap Growth Index Portfolio will merge into the Voya RussellTM Mid Cap Index Portfolio.

ISP.134760-26	28

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index.	Voya RussellTM Mid Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.40%*	10.08%	8.26%	10.59%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index.	Voya RussellTM Small Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.43%*	12.51%	5.75%	9.29%
Seeks growth of capital primarily through investment in a diversified portfolio of common stock of companies with smaller market capitalizations.	Voya Small Company Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.87%*	8.59%	6.26%	8.39%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
ISP.134760-26	29

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2035 Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.73%*	16.37%	7.49%	8.96%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2035 Portfolio (Class S)**,[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.98%*	16.05%	7.22%	8.68%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2045 Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.75%*	19.48%	9.35%	10.19%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
[1]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
ISP.134760-26	30

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2045 Portfolio (Service Class)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	1.00%*	19.15%	9.07%	9.92%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2055 Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.78%*	19.92%	9.60%	10.36%
Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2070. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution 2070 Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.78%*	N/A	N/A	N/A

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
[1]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.

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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks growth of capital.	Voya Solution Aggressive Portfolio (Class I)**,1 Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.77%*	16.87%	9.89%	10.55%
Seeks to provide capital growth through a diversified asset allocation strategy.	Voya Solution Balanced Portfolio (Class I)**,1 Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.75%*	13.05%	6.84%	8.04%
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution Conservative Portfolio (Class I)**,1 Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.66%*	8.33%	2.97%	4.77%
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution Income Portfolio (Class I)**,[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.68%*	11.23%	3.60%	5.42%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Bloomberg Barclays U.S. Aggregate Bond Index.	Voya U.S. Bond Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	0.36%*	6.70%	-0.75%	1.64%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
***	Effective August 8, 2025, the Voya Solution 2025 Portfolio merged into the Voya Solution Income Portfolio.
[1]	This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options – Funds of Funds” for more information.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	0.85%*	5.33%	8.46%	9.28%
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	1.10%*	4.99%	8.19%	9.00%
Seeks capital appreciation.	VY® Baron Growth Portfolio (Class S)**,*** Investment Adviser: Voya Investments, LLC Subadviser: BAMCO, Inc.	1.25%*	-10.94%	-0.34%	9.17%
Seeks high total return consisting of capital appreciation and current income.	VY® CBRE Global Real Estate Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: CBRE Investment Management Listed Real Assets, LLC	0.91%*	6.82%	4.03%	3.99%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
***	Effective on or about July 17, 2026, the VY® Baron Growth Portfolio will merge into the Voya MidCap Opportunities Fund.
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INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks total return including capital appreciation and current income.	VY® Columbia Real Estate Portfolio (Class S)**,*** Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC***	1.00%*	0.03%	5.67%	4.80%
Seeks total return consisting of long-term capital appreciation and current income.	VY® Columbia Contrarian Core Portfolio (Class S)**,*** Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	0.96%*	17.08%	13.87%	14.01%
Seeks capital growth and income.	VY® Invesco Comstock Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.97%*	17.02%	14.95%	11.75%
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.65%	15.63%	13.09%	11.00%
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	0.90%	15.35%	12.829%	10.72%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments.
***	Effective January 21, 2026, the VY® CBRE Real Estate Portfolio changed its name to the VY® Columbia Real Estate Portfolio. The former sub-adviser VY® CBRE Investment Management Listed Real Assets, LLC was replaced with the Columbia Management Investment Advisers, LLC.
ISP.134760-26	34

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2025)
			1 Year	5 Years	10 Years
Seeks capital growth over the long term.	VY® JPMorgan Small Cap Core Equity Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	0.89%	3.86%	4.89%	9.04%
Seeks capital growth over the long term.	VY® JPMorgan Small Cap Core Equity Portfolio (Class S)** Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	1.14%	3.65%	4.63%	8.77%
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.65%	12.32%	9.49%	11.32%
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.90%	12.02%	9.22%	11.04%
Seeks long-term capital appreciation.	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio (Class I)** Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	0.80%*	9.92%	7.24%	12.78%

*	Current expenses reflect applicable waivers or expense limitations as reported in the Fund’s prospectus.
**	This Fund is no longer available to new investments
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Fixed Interest Options

The following is the Fixed Interest Option currently available under the Contract. The availability of the Fixed Interest Option may vary based on employer and state approval and participants should refer to their plan documents for a list of available Fixed Interest Options. We may change the features of the Fixed Interest Option listed below, offer new Fixed Interest Options, and terminate existing Fixed Interest Option. We will provide you with written notice before doing so.

Name	Term	Minimum Guaranteed Interest Rate*
The Fixed Plus Account II	N/A	3.00%

*	The minimum guaranteed minimum interest rate for your Contract is stated in your Contract, and will not be less than stated.
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HOW TO GET MORE INFORMATION

This summary Prospectus incorporates by reference the full University of Texas System Retirement Programs Contracts prospectus and Statement of Additional Information (“SAI”), each dated May 1, 2026, as amended or supplemented. You can find these documents online at https://vpx.broadridge.com/getcontract1.asp?doctype=pros&dtype=isp&cid=voyavpx&fid=NRVA04097 for the Contract prospectus and https://vpx.broadridge.com/getcontract1.asp?doctype=sai&dtype=isp&cid=voyavpx&fid=NRVA04097 for the SAI. You can also obtain these documents at no cost by calling 1-800-584-6001 or by sending an email request to ProspectusRequests@voya.com.

Reports and other information about the Variable Annuity Account C, and Voya Retirement Insurance and Annuity Company, are available on the Commission’s website at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

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